EXHIBIT 99.1


                                  NEWS RELEASE

FOR IMMEDIATE RELEASE
JUNE 9, 2004

                                                FOR FURTHER INFORMATION CONTACT:
                                                     MICHAEL L. BOWLIN, CHAIRMAN
                                                                  (505) 266-5985
                                                  RUDY R. MILLER, CHAIRMAN & CEO
                                                                THE MILLER GROUP
                                              INVESTOR RELATIONS FOR THE COMPANY
                                                                  (602) 225-0504



            BOWLIN TRAVEL CENTERS REPORTS FIRST QUARTER 2005 RESULTS

ALBUQUERQUE,  NEW MEXICO,  JUNE 9, 2004 -- BOWLIN TRAVEL CENTERS,  INC. (OTC-BB:
BWTL.OB) today reported its financial results for the first quarter of fiscal year 2005.

Net income for the three month period ended April 30, 2004 was $15,000 or $0.003 per basic and diluted share, compared to net income of $51,000 or $.011 per basic and diluted share for the prior year first quarter period. Net sales in the first quarter 2005 period were $5.449 million versus net sales of $5.144 million in the first quarter 2004 period.

"Overall results for the first quarter of fiscal year 2005 were impacted by a previously reported major highway project near one location that hampers traffic flow to our travel center plus general repair and maintenance scheduled in the first quarter in preparation for summer advertising to the traveling public," said Michael L. Bowlin, chairman, president and chief executive officer of Bowlin Travel Centers. "Both merchandise and restaurant sales increased during the quarter, a result attributed to our sales incentive and supervisory support programs. We have a strong balance sheet and an excellent management team that has a focus to build shareholder value," Bowlin concluded.

The Company operates travel centers strategically located on major interstate highways that utilize co-branding agreements with national companies. The Company's current operations are located in the Southwestern United States.

                                                                        more....

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Bowlin Travel Centers Reports First Quarter 2005 Results
June 9, 2004
Page 2


CERTAIN STATEMENTS CONTAINED HEREIN WITH RESPECT TO FACTORS WHICH MAY AFFECT FUTURE EARNINGS, INCLUDING MANAGEMENT'S BELIEFS AND ASSUMPTIONS BASED ON INFORMATION CURRENTLY AVAILABLE, ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS THAT ARE NOT HISTORICAL FACTS INVOLVE RISKS AND UNCERTAINTIES, AND RESULTS COULD VARY MATERIALLY FROM THE DESCRIPTIONS CONTAINED HEREIN. FOR MORE DETAILS ON RISK FACTORS, SEE THE COMPANY'S ANNUAL REPORTS ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q AND OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.


                            FINANCIAL TABLES FOLLOWS:


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Bowlin Travel Centers Reports First Quarter 2005 Results
June 9, 2004
Page 3


      The following tables outline the company's financial results for the first quarter of fiscal 2005.

                Condensed Balance Sheets and Statements of Income

                                  BALANCE SHEET

(IN THOUSANDS)                                         APRIL 30,     JANUARY 31,
                                                         2004           2004
                                                      (UNAUDITED)
                                                      -----------    -----------

Cash and cash equivalents                             $     1,970    $     2,240

Other current assets                                        4,157          3,891
                                                      -----------    -----------

       Total Current Assets                                 6,127          6,131

Property and equipment, net                                10,715         10,431

Other assets                                                  880            894
                                                      -----------    -----------

       Total Assets                                   $    17,722    $    17,456
                                                      ===========    ===========


Liability and Shareholders' Equity

Current liabilities                                   $     2,789    $     2,340

Long-term debt                                              3,157          3,369

Deferred income taxes                                         807            793
                                                      -----------    -----------

       Total Liabilities                                    6,753          6,502


Shareholders' equity                                       10,969         10,954
                                                      -----------    -----------


Total Liabilities and Shareholders' Equity            $    17,722    $    17,456
                                                      ===========    ===========


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Bowlin Travel Centers Reports First Quarter 2005 Results
June 9, 2004
Page 4


                                INCOME STATEMENT
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                             (UNAUDITED)
                                                         THREE MONTHS ENDED
                                                              APRIL 30,
                                                     --------------------------

                                                         2004           2003
                                                     -----------    -----------

Net sales                                            $     5,449    $     5,144

Cost of goods sold                                        (3,547)        (3,395)

General and administrative expenses                       (1,693)        (1,504)

Depreciation and amortization                               (171)          (174)
                                                     -----------    -----------

Income from operations                                        38             71

Interest expense                                             (46)           (48)

Other non-operating income, net                               36             63
                                                     -----------    -----------


Income before income taxes                                    28             86


Income tax expense                                           (13)           (35)
                                                     -----------    -----------

Net income                                           $        15    $        51
                                                     ===========    ===========


Weighted average common shares outstanding             4,583,348      4,583,348


Earnings per share; basic and diluted                $     0.003    $     0.011
                                                     ===========    ===========



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